RAS Securities Corp.
50 Broadway
New York, NY 10004-1607

                                   Re:  C.W. Chemical Waste Technologies Limited
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Gentlemen:

         The undersigned understands that RAS Securities Corp., as representative (the "Representative")of the several Underwriters (the
"Underwriters"), proposes to enter into an underwriting agreement (the "Underwriting Agreement") with C. W. Chemical Waste Technologies Limited (the "Company") providing for the public offering (the "Offering") by the Underwriters of units (the "Units") of ordinary shares ("Shares") and warrants to purchase Shares of the Company pursuant to the Company's Registration Statement initially filed by the Company with the Securities and Exchange Commission (the "Commission") on March 5, 1998 (File No. 333-47389) (the "Registration Statement").

         In consideration of the Underwriters' agreement to purchase and undertake the Offering of the Units, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees, represents and warrants that:

                  1. The undersigned will not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition"), any securities of the Company, including any securities convertible into or exercisable for Shares and any securities beneficially owned by the undersigned in accordance with the rules and regulations of the Commission (collectively, the "Securities") now beneficially owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power or disposition, without the express prior written consent of the Representative, for a period of eighteen
         (18) months following the effective date of the Registration Statement (the "Lock-Up Period").

                  2. The undersigned does not have any pre-emptive, anti-dilution or registration rights with respect to any of securities of the Company held by the undersigned or any rights to acquire any such securities other than as disclosed in the prospectus contained in the Registration Statement.




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         The  undersigned  further  agrees and  consents to the entry,  with the
Company's transfer agent, of stop transfer instructions against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.


                                              Sincerely yours,


Dated:                                        ----------------------------
                                                     Signature

                  , 1998
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